Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-216340) of Energy XXI Gulf Coast, Inc., and
(2) Registration Statement (Form S-8 No. 333-215587) 2016 Long Term Incentive Plan of Energy XXI Gulf Coast, Inc.;

of our reports dated March 21, 2018, with respect to the consolidated financial statements of Energy XXI Gulf Coast, Inc. and the effectiveness of internal control over financial reporting of Energy XXI Gulf Coast, Inc., included in this Annual Report (Form 10-K) of Energy XXI Gulf Coast, Inc., for the year ended December 31, 2017.

/s/ Ernst & Young, LLP

Houston, Texas
March 21, 2018